EXHIBIT 10.1

July 28, 2006

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, IL 60606

I-Bankers Securities Incorporated

125 E. John Carpenter Freeway

Suite 260

Irving, TX 75062

Re: Initial Public Offering

Ladies and Gentlemen:

Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp. and Rasheed Yar Kahn, each a stockholder (a “Stockholder) of Trans-India Acquisition Corporation (the “Company”), in consideration of I-Bankers Securities, Inc. (the “Underwriter”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. Until a Business Combination is consummated by the Company, Stockholder agrees to vote all Insider Shares beneficially owned by Stockholder in accordance with the majority of the votes cast by the holders of the IPO Shares in connection with the vote by the Company’s stockholders relating to the approval of any Business Combination.

2. Stockholder hereby waives Stockholder’s right to exercise conversion rights with respect to any shares of the Company’s common stock owned by Stockholder, directly or indirectly, and agrees that Stockholder will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

3. In the event that the Company fails to consummate a Business Combination within 18 months from the date (the “Effective Date”) of the prospectus relating to the IPO (or 24 months from the Effective Date under the circumstances described in the prospectus relating to the IPO), Stockholder will take all reasonable actions within Stockholder’s power to cause the Company to proceed to dissolve the Company in accordance with Delaware General Corporation Law and agrees to vote all Insider Shares and IPO Shares beneficially owned by Stockholder in favor of the dissolution and liquidation of the Company. Stockholder relinquishes and waives any and all rights Stockholder may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to any Insider Shares beneficially owned by Stockholder upon the Company’s liquidation prior to a Business Combination.

Trans-India Acquisition Corporation

I-Bankers Securities, Inc.

July 28, 2006

4. Stockholder acknowledges and agrees that Stockholder will not permit the Company to consummate any Business Combination that involves a company which is directly or indirectly affiliated with any of the Insiders, unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Underwriter that the business combination is fair to the then holders of the IPO Shares from a financial perspective.

5. Neither Stockholder nor any affiliate of Stockholder will be entitled to receive and will not accept, directly or indirectly, any compensation for services rendered to the Company prior to the consummation of a Business Combination by the Company.

6. Neither Stockholder nor any affiliate of Stockholder will be entitled to receive or accept, directly or indirectly, a finder’s fee or any other compensation in the event Stockholder or any affiliate of Stockholder originates a Business Combination involving the Company.

7. Stockholder will escrow Stockholder’s Insider Securities for a period ending on the consummation of a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company, as escrow agent.

8. Stockholder has full right and power, without violating any agreement by which Stockholder is bound or pre-existing fiduciary obligation, to enter into this letter agreement and to serve as an officer and/or director of the Company.

9. As used herein,

i.	“Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business in India;

ii.	“Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO;

iii.	“Insider Shares” shall mean all of the shares of common stock of the Company owned by all of the Insiders prior to the IPO, including the shares of common stock underlying the units sold in the private placement immediately prior to the IPO; and

iv.	“Insider Securities” shall mean all units, shares of common stock and warrants of the Company owned by all of the Insiders prior to the IPO, including all units, shares of common stock and warrants issued in the private placement immediately prior to the IPO; and

Trans-India Acquisition Corporation

I-Bankers Securities, Inc.

July 28, 2006

v.	“IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, whether held by the initial purchaser or any subsequent transferee.

Yours very truly,

MARILLION PHARMACEUTICALS INDIA PVT. LTD.

By:
Name:	Ramesh Alur
Title:	Authorized Officer

BUSINESS VENTURES CORP.

By:
Name:	Steven P. Colmar
Title:	President

Rasheed Yar Kahn